UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material under §240.14a-12

electroCore, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Friday, December 2, 2022

Dear Stockholder:

The Annual Meeting of Stockholders of electroCore, Inc., (the “Company”), will be held virtually via the Internet at www.virtualshareholdermeeting.com/ECOR2022, on Friday, December 2, 2022 at 9:00 a.m. Eastern time for the following purposes:

1.	To elect three Class I directors to the Board for a three-year term of office expiring at the 2025 Annual Meeting of Stockholders;

2.	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock by a ratio within a range of one-for-5 to one-for-50 (or any whole number in between), the implementation and timing of which shall be subject to the discretion of our Board of Directors.

These items of business are more fully described in the Proxy Statement available at the website listed in this Notice. All stockholders are invited to attend the meeting. The record date for the Annual Meeting is October 11, 2022. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

The 2022 Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast on the internet. No physical meeting will be held.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’
Meeting to Be Held on December 2, 2022 at 9:00 a.m. local time virtually via the Internet at
www.virtualshareholdermeeting.com/ECOR2022

The Proxy Statement and Annual Report on Form 10-K
are available at www.proxyvote.com.

By Order of the Board of Directors,

Brian Posner

Chief Financial Officer and Corporate Secretary

Rockaway, New Jersey
October 11, 2022

You are cordially invited to attend the virtual annual meeting. Whether or not you expect to attend the virtual annual meeting, please complete, date, sign and return the enclosed proxy, or vote by phone or online as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2
PROPOSAL 1 - ELECTION OF DIRECTORS	8
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	15
PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	22
PROPOSAL 3 - AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE SPLIT AMENDMENT	24
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE REVERSE STOCK SPLIT	28
EXECUTIVE OFFICERS	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33
EXECUTIVE COMPENSATION	34
DIRECTOR COMPENSATION	39
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	42
TRANSACTIONS WITH RELATED PERSONS	42
HOUSEHOLDING OF PROXY MATERIALS	44
ADDITIONAL INFORMATION	44
NEXT YEAR’S ANNUAL MEETING	45
OTHER MATTERS	46
ANNEX A FORM OF CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF ELECTROCORE, INC.	A-1

i

Forward-Looking Statements

This Proxy Statement contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. All statements other than statements of historical facts contained in this Proxy Statement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. These forward-looking statements rely on assumptions and involve risks and uncertainties, many of which are beyond the Company’s control, including, but not limited to, factors detailed in this Proxy Statement and under Part I, “Item 1A. Risk Factors” and in other sections of our most recent Annual Report on Form 10-K, as amended on Form 10-K/A, and in other filings with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, the Company undertakes no duty to update or revise any forward-looking statement.

200 Forge Way, Suite 205

Rockaway, NJ 07866

PROXY STATEMENT
FOR THE 2022 Annual Meeting OF STOCKHOLDERS

To Be Held on December 2, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

electroCore, Inc. (“electroCore” or the “Company”) is sending you these proxy materials because the Board of Directors of electroCore is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the related proxy card, or follow the instructions below to submit your proxy by phone or online.

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via the virtual meeting website at www.virtualshareholdermeeting.com/ECOR2022. Hosting a virtual meeting enables increased stockholder attendance since stockholders can participate from any location around the world. Stockholders can vote via the Internet in advance or during the virtual Annual Meeting.

Will I receive a printed proxy statement and Annual Report on Form 10-K?

Under the “notice and access” rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. As a result, the Company intends to mail a notice of Internet availability of proxy materials on or about October 17, 2022 to all stockholders of record entitled to vote at the Annual Meeting. The notice contains instructions on how to access our proxy materials, including our proxy statement and our annual report. The notice also instructs you on how to access your proxy card to vote through the internet or by telephone. The notice is not a proxy card and cannot be used to vote your shares.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help minimize the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

How do I attend the virtual Annual Meeting?

This year the annual meeting will be a completely virtual meeting. There will be no physical meeting. The meeting will only be conducted via live webcast.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/ECOR2022 and enter the 16-digit control number included on your notice of Internet availability of proxy materials or on your proxy card. You may begin to log into the meeting platform beginning at 8:45 a.m. Eastern Time on Friday, December 2, 2022. The meeting will begin promptly at 9:00 a.m., Eastern Time on Friday, December 2, 2022.

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Technical assistance will be available for stockholders who experience technical issues accessing the meeting. Contact information for technical support will appear on the virtual meeting website prior to the start of the meeting.

However, even if you plan to attend the virtual Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I gain admission to the virtual Annual Meeting?

You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the record date for the Annual Meeting, which was October 11, 2022, or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, and may vote and submit a question during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/ECOR2022 and using your 16-digit control number to enter the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on October 11, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 71,176,934 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on October 11, 2022 your shares were registered directly in your name with electroCore’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by going to the virtual meeting website or vote by proxy. Whether or not you plan to attend the Annual Meeting, the Company urges you to fill out and return the related proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 11, 2022 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and a notice of Internet availability of proxy materials should be forwarded to you by that organization, which notice will contain instructions on how you may direct the voting of your shares and how to access and participate in the Annual Meeting. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.

How do I ask questions?

If you would like to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/ECOR2022 which provides functionality for you to submit a question during the meeting. Please note that questions that are pertinent to meeting matters will be answered during the meeting, subject to time constraints, and questions regarding personal matters or others that are not pertinent to meeting matters will not be answered.

On what matters am I voting?

There are three matters scheduled for a vote:

•	Proposal 1. To elect three Class I directors to the Board for a three-year term of office expiring at the 2025 Annual Meeting of Stockholders.

•	Proposal 2. To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

•	Proposal 3. To approve an amendment to the Certificate of Incorporation of the Company (the “Charter”) to effect a reverse stock split of our Common Stock at a ratio to be determined by the Board within a range of one-for-5 to one-for-50 (or any whole number in between), the implementation and timing of which shall be subject to the discretion of our Board of Directors (the “Reverse Split Amendment”).

The Board recommends that stockholders vote “For” each of the nominees to the Board set forth in this proxy statement and “For” each of the other matters in Proposals 2 and 3.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to Proposal 1, you may vote for “For” or “Against” or “Abstain” with respect to each individual nominee.

With respect to Proposals 2 and 3, you may vote for “For” or “Against” or you may “Abstain” from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

Stockholders of record may vote their shares (i) electronically at the virtual Annual Meeting, or (ii) by proxy by mail, telephone or Internet. Whether or not you plan to attend the virtual Annual Meeting, the Company urges you to vote by proxy to ensure your vote is counted. You may choose one of the following voting methods to cast your vote.

1.	To vote electronically at the virtual Annual Meeting, see above in “How do I attend the virtual Annual Meeting?”
2.

If you have received a printed copy of these proxy materials, you may vote by mail by simply marking your proxy, dating and signing it, and return it to the Company in the postage-paid envelope provided.

3.	To vote by telephone or Internet, follow the instructions on the proxy card.

The method by which you vote now will in no way limit your right to vote electronically at the virtual Annual Meeting if you later decide to attend.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Beneficial holders may access the virtual annual meeting with the 16 digit control number provided with their notice of Internet availability of proxy materials.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of October 11, 2022.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card by mail, by phone, online or virtually at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, they will not have the authority to vote your shares on matters other than Proposal 2 for the ratification of Marcum LLP as the Company’s independent registered public accounting firm. In the case of Proposal 2, the New York Stock Exchange’s (NYSE) rule allows brokers to vote their customers’ shares on certain “routine” matters in the Proxy Statement at the brokers’ discretion when they have not received timely voting instructions from their customers. The NYSE rules on broker discretionary voting prohibit banks, brokers, and other intermediaries from voting uninstructed shares on certain matters, including the election of directors and the reverse stock split under Proposal 3. Notwithstanding the NYSE rule, banks, brokers, and other intermediaries may choose not to exercise any permitted discretion. If you hold your stock in street name and you do not instruct your bank, broker, or other intermediary how to vote in the election of directors, the election of directors and reverse stock split proposals, no votes will be cast on your behalf. It is important that you cast your vote on all matters.

Are abstentions and broker non-votes counted as votes cast?

No. Under the laws of the State of Delaware, the Company’s state of incorporation, “votes cast” at a meeting of stockholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered “votes cast” based on current Delaware law requirements and the Company’s Certificate of Incorporation and by-laws.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” with respect to each individual nominee and each of the other proposals. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company’s directors and employees may also solicit proxies by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one notice of Internet availability of proxy materials?

If you receive more than one notice of Internet availability of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by phone or online.

•	You may send a timely written notice that you are revoking your proxy to electroCore’s Corporate Secretary at 200 Forge Way, Suite 205, Rockaway, NJ 07866.

•	You may attend the Annual Meeting and vote virtually. Simply attending the Annual Meeting without voting virtually will not, by itself, revoke your proxy.

Your most current proxy card or proxy submitted by phone or online is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for each of the proposals, votes “For,” “Against” and any broker non-votes and abstentions. For each of Proposals 1 and 3 broker non-votes will have no effect and will not be counted toward the vote total. For Proposal 2, brokers will have voting discretion if the beneficial owner does not give instructions as to how to vote although not all brokers may choose to exercise that discretion.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, reverse stock splits, stockholder proposals, elections of directors (even if not contested) and, pursuant to a recent amendment to the NYSE rules, executive compensation, including advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. The ratification of the selection of the independent registered public accounting firm is generally considered to be “routine” and brokers, banks or other nominees generally have discretionary voting power with respect to such proposals although not all brokers and nominees may choose to exercise that discretion. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

How many votes are needed to approve each proposal?

Regarding Proposal 1, the election of directors, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Only votes “For,” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

To be approved, Proposal 2, the ratification of Marcum as the Company’s independent registered public accounting firm, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

Regarding Proposal 3, to effect a reverse stock split at an exchange ratio within a range of one-for-5 to one-for-50 (or any whole number in between), the affirmative vote of the holders of a majority of the outstanding voting power of shares of our Common Stock entitled to vote on the Reverse Split Amendment will be required to approve the amendment. Proposal 3 requires at least a majority of the outstanding shares of Common Stock, so any shares not voted (whether by abstention or otherwise) will have the same effect as a vote “against” Proposal 3. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares on Proposal 3.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum is present if stockholders holding at least 33.33% of the outstanding shares of common stock entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 71,176,934 shares outstanding and entitled to vote. Thus, the holders of 23,723,272 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) by mail, by phone or online or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that the Company expects to file within four business days after the Annual Meeting. If final voting results are not available to the Company in time to file a Form 8-K within four business days after the Annual Meeting it intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and Form 10-K are available at www.proxyvote.com.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board is divided into three classes and currently has nine members. Under Nasdaq rules, each class shall consist, as nearly as possible, of one-third of the total number of directors. Each class has a three-year term expiring at the annual meeting in the third year following election. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are three continuing directors in the class whose term of office expires as of the annual meeting in respect of 2022 that have been nominated by the Board for re-election at the Annual Meeting: Mr. Daniel Goldberger, Ms. Patricia Wilber and Ms. Julie Ann Goldstein. If elected at the Annual Meeting, each of these nominees will serve until the 2025 Annual Meeting of Stockholders.

It is the Company’s policy to invite and encourage directors and director nominees to attend the Annual Meeting. All of the then-incumbent directors attended the 2021 Annual Meeting.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Accordingly, for Proposal 1, the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the three nominees named below.

If any of the nominees become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee that the Board will propose. Each person nominated for election has agreed to serve if elected. The Company has no reason to believe that any of the nominees will be unable to serve.

NOMINEES FOR CLASS I DIRECTORS

The Company’s nominating and governance committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the nominating and governance committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the nominating and governance committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the nominating and governance committee to believe that nominee should continue to serve on the Board. However, each of the members of the nominating and governance committee may have a variety of reasons why he believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the nominating and governance committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Daniel S. Goldberger

Daniel S. Goldberger, 64, has served as the Company’s Chief Executive Officer and a member of the Board since October 2019. Mr. Goldberger served as a Director of Koru Medical Systems (Nasdaq: KRMD) from April 2017 until May 2022 and he served as Executive Chairman from August 2017 until September 2019. Koru is a manufacturer of infusion pump systems. From January 2018 to September 2019, Mr. Goldberger served as the Chief Executive Officer of Synergy Disc Replacement Inc., a private company commercializing a proprietary total disc implant for cervical spine therapy. From July 2017 to September 2017, Mr. Goldberger served as interim chief executive officer of Milestone Medical, Inc. (NYSE: MLSS). Prior to this he served as the chief executive officer of Xtant Medical Holdings, Inc. (Nasdaq XTNT) from August 2013 to January 2017. He also served as the chief executive officer of Sound Surgical Technologies LLC from April 2007 to February 2013. Mr. Goldberger also served on the boards of Xtant Medical Holdings, Inc., Sound Surgical, Xcorporeal, Glucon and KORU Medical Systems, Inc. He currently serves on the Board of privately held Theragen Inc. Mr. Goldberger earned a B.S. in Mechanical Engineering from The Massachusetts Institute of Technology, and a M.S. in Mechanical Engineering from Stanford University. The Board believes that Mr. Goldberger’s extensive senior management experience in the medical device industry, including as the Company’s Chief Executive Officer, qualify him for service on the Board.

Julie A. Goldstein

Julie A. Goldstein, 64, has served as a member of the Board since March 2022. Ms. Goldstein has more than 30 years of leadership expertise in product, media and entertainment marketing, which spans a career in radio, television, music and theater. Ms. Goldstein’s specific expertise includes operations, sales development, advertising, and project management. She has also spearheaded many major national and international marketing campaigns. She was a producer for the Broadway musical First Date from 2013 to 2014. At music labels JIVE Records, RCA Records, and Virgin Records, she served as Vice President of marketing and development.  She also held the position of Vice President of marketing and sales at NewsCorp / TV Guide Television Network and began her career in radio marketing. Her expertise around spending and strategic marketing techniques contributed to RCA’s turnaround. She received the Billboard Magazine’s Radio Promotion Director of the Year, Bertelsmann Key Management Award, and Virgin Records Promotion Director of the Year. Ms. Goldstein holds a B.A. in Communications and Social Welfare from California State University at Chico. The Board believes Ms. Goldstein’s extensive media and marketing expertise qualifies her to serve on the Board.

Patricia Wilber

Patricia Wilber, 61, has served as a member of the Board since March 2022. Ms. Wilber has been a Chief Marketing Officer, global business strategist, and board member who delivers organizational and cultural transformation for branding. She is a pioneer in new franchise models and branded partnerships. Ms. Wilber last served as the Executive Vice President, CMO, and Managing Director of Partnerships, EMEA, the highest position in the marketing department at Disney from 2015 to 2018, where she drove growth for Walt Disney Company’s marquee brands by leading marketing and communications for Disney, Pixar, Star Wars, and Marvel. Additionally, she established and led EMEA’s 40-country integrated marketing, franchise and partnership functions, including a major reorganization of the EMEA channels to boost growth and profitability by significantly reducing expenses. She served on the board of Euro Disney SCA from 2015 to 2018, and Magical Cruise Company, more commonly known as the Disney Cruise Line from 2013 to 2018. Ms. Wilber holds a B.A. in History from Brown University. The Board believes Ms. Wilber’s strategic marketing expertise qualifies her to serve on the Board.

Required Vote

Regarding Proposal 1, the election of directors, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Only votes “For,” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ELECTION OF EACH NOMINEE LISTED IN THIS PROPOSAL NO. 1.

CONTINUING DIRECTORS

Class II Directors (Terms Expiring in 2023)

Joseph P. Errico

Joseph P. Errico, 53, served as the Company’s Chief Science and Strategy Officer from July 2016 to June 2019, and previously served as the Company’s Chief Executive Officer from January 2010 to July 2016. Mr. Errico has also served as a member of the Board since 2005, when he co-founded the Company with Thomas J. Errico, M.D., and Dr. Peter S. Staats, M.D., and as chairman of the Board from March 2013 until June 2018. Prior to founding the Company, Mr. Errico served as the General Manager of the Motion Preservation Unit of Stryker Spine, a Division of Stryker Corporation, from August 2004 through December 2007. Prior to that, Mr. Errico co-founded and served as the Chief Executive Officer and director for Spinecore, Inc., from September 2001 through August 2004, when that company was sold to Stryker Corporation. Mr. Errico received his B.S. in Aeronautical Engineering from the Massachusetts Institute of Technology, his M.S. in Mechanical Engineering and Materials Science from Duke University School of Engineering and his J.D. from Duke University School of Law. Mr. Errico also serves as the Managing Member of Core Ventures II, LLC and certain affiliated entities with an equity interest in the Company. The Board believes that Mr. Errico’s extensive senior management experience in innovative healthcare technology companies, and his extensive knowledge and contributions to the Company’s intellectual property, products, business, and the science of VNS, qualifies him to serve on the Board.

Trevor J. Moody

Trevor J. Moody, 57, has served as a member of the Board since March 2013. Mr. Moody has served since January 2010 as President of TM Strategic Advisors LLC, a management consultancy serving the boards, investors, and senior management of both emerging and established medical technology companies. He recently served as Medical Device Partner at MH Carnegie & Co. Pty Ltd (October 2013 to April 2022), where he made venture capital investments in medical device companies. From July 2015 to December 2015, Mr. Moody served as interim CEO of a MH Carnegie & Co. portfolio company, Cardiac Dimensions Pty Ltd. From 1999 to 2010, Mr. Moody was at Frazier Healthcare Ventures, a large healthcare-focused venture capital and private equity investment firm. He was a General Partner at Frazier Healthcare Ventures from 2005 to 2010. Prior to that, he was a Senior Consultant at The Wilkerson Group, a leading healthcare strategic consultancy. Mr. Moody currently also serves on the board of directors of a non-profit called Angel Flight West, and on the boards of several private corporations, including Cardiac Dimensions Pty Ltd., EBR Systems, Inc., Renew Medical Pty Ltd, Brain Protection Company Pty Ltd, and CurvaFix, Inc. Mr. Moody received his B.E. from the University of Southern Queensland, Australia, and his M.S. in Management from the Massachusetts Institute of Technology (Sloan School). The Board believes that Mr. Moody’s experience, with over 25 years in the development, commercialization and funding of innovative, growth-oriented medical technologies, qualify him to serve on the Board.

Thomas M. Patton

Thomas M. Patton, 59, has served as a member of the Board since April 2020. He is a seasoned healthcare executive and board member with operational, strategic, financial, legal, compliance and transactional experience, from start-ups to growth companies, both public and private. He currently serves on the Board of the Connecticut Port Authority and as Co-Chair of its audit committee. He was the Chief Executive Officer and Board Member of Ximedica, LLC, a private medical products outsource design and development company from August 2020 to May 2021. He also served on the Board of Misonix, Inc., a publicly traded ultrasonic surgical tools and wound care company, and chaired that company’s Audit Committee, from October 2015 to November 2021 and served as President and Chief Executive Officer of CAS Medical Systems, a publicly traded developer and distributor of patient monitoring equipment, from 2010-2019. His prior experience includes as Co-Founder, President and CEO of QDX, Inc., a developer of unique micro-fluidic diagnostic technology utilizing digital imaging techniques for hematologic analysis, as President and Chief Operating Officer of Novametrix Medical Systems, Inc., and as CEO of Wright Medical Technology, Inc. Mr. Patton has served on numerous separate boards of directors for both public and private medical products and services companies. Mr. Patton holds B.A. in economics from Holy Cross University and J.D. from Georgetown University Law Center. The Board believes that Mr. Patton’s business and financial experience, as well as his medical device industry expertise, qualify him to serve on the Board.

Class III Directors (Terms Expiring in 2024)

Peter Cuneo

Peter Cuneo, 78, has served as a member of the Board since April 2020 and been the Chairman of the Board since October 2021. He brings significant executive leadership and turn-around experience to the Board. He currently serves as a Managing Principal of Cuneo & Company LLC, a private investment and management company that he founded. He has served as Executive Chairman of CIIG Capital Partners II, Inc., a special purpose acquisition company since September 2021 and the Chairman of Arrival Ltd., a global electric vehicle company since March 2021. Mr. Cuneo’s past experience includes serving as Chairman of Iconix Brand Group from 2007 through 2021 and Chief Executive Officer of Marvel Entertainment and as Vice Chairmen until its sale to Disney in 2009. Prior to that, he successfully led three turnarounds, first as President of Clairol’s Personal Care Division, as President of Black and Decker’s Security Hardware Group, and as Chief Executive Officer of Remington Products. Mr. Cuneo’s Board experience includes serving as Chairman of the Board of Valiant Entertainment following Cuneo & Company’s investment in the company from 2012 to 2018. He currently serves as Chairman emeritus of the Alfred University Board of Trustees and on the Board of the National Archives Foundation in Washington, D.C. Mr. Cuneo holds an M.B.A. from Harvard Business School and was a Lieutenant in the United States Navy, having served two deployments during the Vietnam War. The Board believes that Mr. Cuneo’s extensive business and financial background, including his significant consumer-focused expertise, qualifies him to serve on the Board.

Thomas J. Errico, M.D.

Thomas J. Errico, M.D., 70, has served as a member of the Board since 2005, when he co-founded the company with Joseph P. Errico and Peter S. Staats, M.D. Dr. Errico has been a board-certified orthopedic surgeon since 1986, and currently serves as a pediatric orthopedic spine surgeon at Nicklaus Children’s Hospital. He served as the Chief, Division of Spine Surgery in Orthopedics, NYU Langone Health from 1997 until 2019. He is also currently Adjunct Professor, Department of Orthopedic Surgery in the NYU Grossman School of Medicine. In addition, Dr. Errico is a member of the International Society for the Advancement of Spine Surgery, and served as its President from 2010 to 2011. He is also an original member of the North American Spine Society, and served as its President from 2003 to 2004. Dr. Errico has founded multiple companies in the healthcare industry, including Spinecore, Inc. in 2002, where he served as a director until it was sold to Stryker, Inc. in 2004. Dr. Errico was also a founding member of K2M Group Holdings, Inc. in January 2004. Dr. Errico holds a B.S. in Zoology from Rutgers University and an M.D. from Rutgers Medical School, formerly the University of Medicine and Dentistry of New Jersey. The Board believes Dr. Errico is qualified to serve on the Board due to his long tenure as a practicing spine-surgeon and his leadership role with a world-class medical institution, as well as serving as a co-founder, director and investor in a number of successful early stage healthcare companies.

John P. Gandolfo

John P. Gandolfo, 62, has served as a member of the Board since April 2020. He brings to the Board more than 30 years of financial leadership at both public and private companies across multiple industry sectors, including in expense control and cash flow optimization. He currently serves as Chief Financial Officer of Eyenovia, Inc., a publicly held, late clinical stage biopharmaceutical company focusing on the development of ophthalmic drugs since 2018. Prior to Eyenovia, he served as Chief Financial Officer of Xtant Medical Holdings, Inc., a publicly held orthopedic and spine medical device company with multiple operations throughout the United States from 2010 to 2017. His prior healthcare-related experience includes roles as Chief Financial Officer of Progenitor Cell Therapy LLC, Power Medical Interventions and Bioject, Inc., among others. Mr. Gandolfo’s experience also includes serving on the audit committees of the boards of multiple medical technology companies including the Odyssey Group International, a medical device company which he has served as a director since 2019. Mr. Gandolfo holds a B.A. in business administration from Rutgers University. The Board believes that these experiences, and his ability to serve as a financial expert on the Company’s audit committee, qualify him to serve on the Board.

Skills Matrix

Each director brings relevant experience to the Board. The matrix below shows the Board’s mix of key skills and experience in areas that are important to the Company’s business. The skills and experience matrix is also used to identify the skills which the Company considers when nominating directors. The matrix is a summary; it does not include all the skills, experiences and qualifications that each director nominee offers, and if a particular skill, experience or qualification is not listed it should not signal that a director does not possess that skill, experience or qualification.

Demographic Background

The Board is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board. The Board believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board.

BOARD DIVERSITY

Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix
Board Size:
Total Number of Directors	9

	Male	Female	Non-Binary	Gender Undisclosed
Gender:	7	2	—	—

Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	7	2	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Undisclosed	—	—	—	—

Of our nine current directors, two (22%) identify as having at least one diversity characteristic (i.e., female, non-binary, LGBTQ+ and/or race or ethnicity other than white).

During 2021 and early 2022, the Nomination and Governance Committee made a concerted effort to recruit new diverse directors to the Board culminating in the appointment of Ms. Goldstein and Ms. Wilber in March 2022.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE
GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Our common stock is listed on the Nasdaq Capital Market. Under Nasdaq rules, independent directors must comprise a majority of the Company’s board of directors. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board has determined that each of the Company’s directors other than Joseph P. Errico and Daniel Goldberger, the Company’s CEO, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, the Board has reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and its management, including the beneficial ownership of capital stock of the Company by each non-employee director, any relevant family relationships, and the transactions involving directors described in the section entitled “Certain Related Party Transactions.”

BOARD LEADERSHIP STRUCTURE

The Board has an independent chairman, Mr. Cuneo, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and the Company’s stockholders. As a result, the Company believes that having an independent Board Chairman enhances the effectiveness of the Board as a whole.

There are no family relationships among any of the Company’s directors and executive officers, except that Dr. Thomas J. Errico is the uncle of Joseph P. Errico.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Company’s audit committee is responsible for considering and discussing the Company’s major financial risk exposures and the Company’s risk assessment and risk management policies (including those related to data privacy, data security and cybersecurity). The Company’s audit committee also periodically reviews the general process for the oversight of risk management by the Board.

The nominating and governance committee monitors compliance with legal and regulatory requirements and the effectiveness of the Company’s corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. The Company’s nominating and governance committee is responsible for overseeing the Company’s risk management efforts generally, including the allocation of risk management functions among the Board and its committees. The Company’s compensation committee is responsible for assessing and monitoring whether any of the Company’s compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met five times during 2021. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committee(s) on which he or she served, that were held during the portion of 2021 for which he or she was a director or committee member.

Nasdaq rules require that the non-management directors of the board meet at regularly scheduled executive sessions, without management present, in order to empower the non-management directors to serve as a more effective check on management. During 2021, the Company’s non-management directors met in executive session, without management present, at the end of regularly scheduled board meetings or during scheduled executive session calls. Mr. Atieh, the Company’s former Board Chairman, and subsequent to Mr. Atieh’s resignation from the role of Board Chairman, Mr. Cuneo, the Company’s current Board Chairman, presided over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an audit committee, a compensation committee and a nominating and governance committee. The following table provides membership and meeting information for 2021 for each of the Board committees.

Name	Audit Committee	Compensation Committee	Nominating & Governance Committee
Michael G. Atieh(1)	X		X
Peter Cuneo(2)	X	X	X
Thomas J. Errico, M.D.		X	X*
John P. Gandolfo(3)	X	X
Trevor J. Moody		X*
Stephen L. Ondra, M.D.(4)			X
Thomas M. Patton	X*
Number of meetings in 2021	7	5	5

(1)	On October 1, 2021, Mr. Atieh stepped down as Chairman of the Board and as a member of the Nominating and Governance Committee, and became a member of the Audit Committee. Mr. Atieh resigned from the Board effective June 8, 2022.

(2)	On October 1, 2021, Mr. Cuneo became the Chairman of the Board and stepped down from the Audit Committee and the Compensation Committee, and became a member of the Nominating and Governance Committee.

(3)	Mr. Gandolfo replaced Mr. Cuneo on the Compensation Committee on October 1, 2021.

(4)	Mr. Ondra resigned from the Board effective March 4, 2022.

*	Committee Chair

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Company’s audit committee reviews the Company’s internal accounting procedures and consults with and reviews the services provided by the Company’s independent registered public accountants. The Company’s audit committee currently consists of three directors, Mr. Gandolfo, Mr. Patton and Ms. Wilber. Mr. Patton is the chairman of the audit committee and the Board has determined that Mr. Gandolfo, Mr. Patton and Ms. Wilber are each an “audit committee financial expert” as defined by SEC rules and regulations. The Board has determined that each of the members of the Company’s audit committee is independent under Nasdaq listing rules and under Rule 10A-3 under the Exchange Act. The Company intends to continue to evaluate the requirements applicable to it and intends to comply with the future requirements to the extent that they become applicable to the Company’s audit committee. The principal duties and responsibilities of the Company’s audit committee include:

•	appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;

•	discussing with the Company’s independent registered public accounting firm their independence from management and the Company;

•	reviewing with the Company’s independent registered public accounting firm the scope and results of their audit;

•	approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm and related fees;

•	overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC;

•	reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal control or auditing matters;

•	reviewing the Company’s code of business conduct and ethics and recommending any changes to the Board;

•	reviewing and approving certain related party transactions; and

•	discussing the Company’s major financial risk exposures (including those related to data privacy, data security and network security) and management's program to monitor, assess and control such exposures, including the Company’s risk assessment and risk management policies.

Report of the Audit Committee of the Board of Directors

The audit committee reviewed, and discussed with management and Marcum LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2021. The audit committee received, reviewed and discussed (i) the written disclosures and communications from Marcum LLP regarding relationships, if any, which might impair Marcum LLP’s independence from management and the Company, and (ii) all required communications pertaining to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. Based on the foregoing, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K,as amended on Form 10-K/A, for the fiscal year ended December 31, 2021 and filed with the Securities and Exchange Commission.

Thomas M. Patton, Chair
Michael G. Atieh*
John P. Gandolfo

The material in this audit committee report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

* Mr. Atieh resigned from the Board effective June 8, 2022.

Compensation Committee

The Company’s compensation committee reviews and determines the compensation of the Company’s executive officers. The Company’s compensation committee currently consists of three directors, Dr. Errico, Mr. Moody and Mr. Gandolfo, each of whom is a non-employee member of the Board as defined in Rule 16b-3 under the Exchange Act. Mr. Moody is the chairman of the compensation committee. The Board has determined that the composition of the Company’s compensation committee satisfies the applicable independence requirements under, and the functioning of the Company’s compensation committee complies with the applicable requirements of, Nasdaq rules and SEC rules and regulations. The Company intends to continue to evaluate and intends to comply with all future requirements applicable to its compensation committee. The principal duties and responsibilities of the Company’s compensation committee include:

•	establishing, approving, and making recommendations to the Board regarding performance goals and objectives relevant to the compensation of the Company’s chief executive officer, evaluating the performance of the Company’s chief executive officer in light of those goals and objectives and recommending to the full Board for approval, the chief executive officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

•	setting the compensation of the Company’s other executive officers, based in part on recommendations of the chief executive officer;

•	reviewing, approving, and making recommendations to the Board regarding employment agreements, severance arrangements and change of control agreements for the chief executive officer and other executive officers, as appropriate;

•	exercising administrative authority under the Company’s stock plans and employee benefit plans;

•	establishing policies and making recommendations to the Board regarding director compensation;

•	reviewing compensation plans, programs and policies; and

•	handling such other matters that are specifically delegated to the compensation committee by the Board from time to time.

The compensation committee meets regularly in executive session without management present. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it will deem appropriate. In addition, under its charter, the compensation committee has the authority to select, retain and terminate, at the expense of the Company, advice and assistance from any consultants, independent legal counsel or other advisors.

During the year ended December 31, 2020, after taking into consideration the independence factors under Rule 10C-1 of the Exchange Act concerning compensation adviser selection by a compensation committee, the compensation committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), a compensation consulting firm, as a compensation consultant. The compensation committee assessed Pearl Meyer’s independence and determined that Pearl Meyer had no conflicts of interest in connection with its provisions of services to the compensation committee. Specifically, the compensation committee engaged Pearl Meyer to evaluate the Company’s executive compensation program. Pearl Meyer’s engagement included assisting the compensation committee with the selection of a peer group of companies for benchmarking the Company’s existing executive compensation, including its equity incentive plan and grant practices, and analyzing the Company’s director compensation policy. The Company’s management did not have the ability to direct Pearl Meyer’s work. During the year ended December 31, 2021, the compensation committee in its discretion did not engage a compensation consultant.

The compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by the Chief Executive Officer with respect to individual employee performance. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee with input from other independent Board members, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.

Nominating and Governance Committee

The Company’s nominating and governance committee currently consists of three directors, Mr. Cuneo, Dr. Errico and Ms. Goldstein. Dr. Errico is the current chairman of the nominating and governance committee.

The Board has determined that the composition of the Company’s nominating and governance committee satisfies the applicable independence requirements under, and the functioning of the Company’s nominating and governance committee complies with, the applicable requirements of Nasdaq standards and SEC rules and regulations. All of the members of the Company’s nominating and governance committee satisfy the applicable independence requirements of the SEC and Nasdaq. The Company will continue to evaluate and will comply with all future requirements applicable to the Company’s nominating and governance committee. The nominating and governance committee’s responsibilities include:

•	annually reviewing the list of director selection criteria contained in the Company’s corporate governance guidelines, and making recommendations to the Board regarding necessary or appropriate changes thereto;

•	identifying, reviewing and evaluating candidates, including candidates submitted by stockholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by the Company’s stockholders at each annual meeting of stockholders;

•	annually recommending to the Board (i) the assignment of directors to serve on each committee; (ii) the chairman of each committee and (iii) the chairman of the Board or lead independent director, as appropriate; developing, recommending, overseeing the implementation of and monitoring compliance with, the Company’s corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes thereto; reviewing the adequacy of the Company’s certificate of incorporation and bylaws and recommending to the Board, as conditions dictate, amendments for consideration by the stockholders; and

•	such other matters as directed by the Board.

The nominating and governance committee believes that candidates for director should have certain minimum qualifications, which are described in the Company’s Corporate Governance Guidelines. The nominating and governance committee also takes these minimum qualifications into account in identifying and evaluating director nominees, including nominees recommended by stockholders. In identifying director nominees, the nominating and governance committee strives for a diverse mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing the Company and to fulfill the responsibilities of the Board and its committees. During 2021 and early 2022, the Nomination and Governance Committee made a concerted effort to recruit new diverse directors to the Board culminating in the appointment of Ms. Goldstein and Ms. Wilber in March 2022.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested party may communicate in writing with any particular director, including the Company’s chairman, any committee of the Board, or the directors as a group, by sending such written communication to the Company’s Corporate Secretary at the Company’s principal executive offices at 200 Forge Way, Suite 205, Rockaway, NJ 07866. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Company’s Corporate Secretary, to be of a purely marketing nature or inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of the Company’s stockholders will be forwarded to the chairman of the nominating and governance committee.

CODE OF BUSINESS CONDUCT AND ETHICS FOR EMPLOYEES, EXECUTIVE OFFICERS AND DIRECTORS

The Company has adopted a Code of Business Conduct and Ethics, (the “Code of Conduct”) applicable to all of its employees, executive officers and directors. The Code of Conduct is available on the Company’s website at www.electrocore.com, under the “Corporate Governance” tab of the “Investors” section. The audit committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. The Company expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

CORPORATE GOVERNANCE GUIDELINES

The Company has adopted Corporate Governance Guidelines to assure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and can make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, are available on the Company’s website at www.electrocore.com.

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of the Board has selected Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Marcum LLP has audited the Company’s financial statements since 2021. Representatives of Marcum LLP are expected to be present at the virtual Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm. However, the audit committee is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

On June 29, 2020, the Audit Committee authorized the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm, and KPMG was dismissed as the Company’s independent registered public accounting firm as of such date. KPMG served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018 and the subsequent periods through June 29, 2020.

KPMG’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

During the Company’s fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through June 29, 2020: (i) there were no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their opinion on the Company’s consolidated financial statements; and (ii) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

Effective June 29, 2020, the Audit Committee authorized the appointment of Marcum LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2020, and Marcum was appointed as the Company’s independent registered public accounting firm. The decision to change the Company’s principal independent accountants was the result of a competitive process undertaken by management and the Audit Committee as well as the Company’s focus on reducing its general and administrative expenses. During the Company’s fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through June 29, 2020, neither the Company nor anyone acting on behalf of the Company had consulted Marcum regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Marcum provide a written report or oral advice to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2021 and December 31, 2020 by Marcum LLP, the Company’s principal accountants for these each of these two fiscal years.

	Year Ended December 31
	2021	2020
Audit Fees	$297,000	205,750
Audit-Related Fees	—	—
Tax Fees	—	—
Other Fees	—	—
Total Fees	$297,000	205,750

All fees described above were pre-approved by the audit committee.

Audit Fees include fees billed for the fiscal year shown for professional services for the audit of the Company’s annual financial statements, quarterly reviews, and review of the Company’s registration statements and other SEC filings.

PRE-APPROVAL POLICIES AND PROCEDURES

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Marcum LLP. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related, tax and other services up to specified amounts. The terms and fees of the annual engagement of the independent auditor are also subject to the specific pre-approval of the audit committee. The pre-approval of services may be delegated to subcommittees consisting of one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

Required Vote

To be approved, Proposal 2, the ratification of Marcum as independent auditors, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL 3 -
AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO
AUTHORIZE A REVERSE SPLIT AMENDMENT

Background

The Board is recommending to the Company’s stockholders for their approval an amendment that would authorize, but not obligate the Board, to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the outstanding and treasury shares of Common Stock in a ratio within a range of 1-for-5 shares to 1-for-50 shares (or any whole number ratio in between), which ratio and the timing and potential implementation of which would be subject to the Board’s discretion following stockholder approval. The Company believes that the availability of a range of reverse split ratios will provide the Company with the flexibility to implement the Reverse Split, if effected at all, in a manner designed to maximize the anticipated benefits for the Company and its stockholders. The general description of the reverse split amendment set forth below is a summary only and is qualified in its entirety by and subject to the full text of the form of proposed amendment which is attached as Annex A hereto.

The Board’s primary objective in asking for authority to consider effecting a reverse split is to increase the per-share trading price of our Common Stock. As background, on June 22, 2022, we received approval (the “Approval”) from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market (the “Nasdaq”) that our application to transfer the listing of our Common Stock from the Nasdaq Global Select Market to the Nasdaq Capital Market had been approved. The Common Stock was transferred to the Nasdaq Capital Market at the opening of business on June 23, 2022. The Common Stock continues to trade under the symbol “ECOR.” The transfer to the Nasdaq Capital Market follows from a letter from Nasdaq that we received on December 20, 2021 indicating that we were not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price per share for our common stock had closed below $1.00 for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”). We were given until June 20, 2022, to regain compliance with the rule. As the price of Common Stock did not return to compliance, we filed an application to transfer the listing of our common stock from the Nasdaq Global Select Market to the Nasdaq Capital Market. As a result of the Approval, we were granted an additional 180-day grace period, or until December 19, 2022, to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on the Nasdaq Capital Market, the minimum bid price per share of our common stock must be at least $1.00 for at least 10 consecutive business days on or prior to December 19, 2022. As a condition of the Approval imposed by Nasdaq Listing Rule 5810(c)(3)(a)(i), we notified Nasdaq that we intend to affect a reverse stock split, if necessary, to regain compliance with the Minimum Bid Price Requirement. Accordingly, we are hereby asking our stockholders to approve a reverse split to, among other things, give us the option to seek to regain compliance with the Minimum Bid Price Requirement prior to expiration of the second compliance period.

The Board believes that the failure of stockholders to approve the Reverse Split Amendment could prevent the Company from maintaining compliance with the Minimum Bid Price Requirement and could inhibit our ability to conduct capital raising activities, among other things. If Nasdaq delists the Common Stock, then the Common Stock would likely become traded on an over-the-counter market such as those maintained by OTC Markets Group Inc., which do not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has. In that event, interest in Common Stock may decline and certain institutions may not have the ability to trade in the Common Stock, all of which could have a material adverse effect on the liquidity or trading volume of the Common Stock. If the Common Stock becomes significantly less liquid due to delisting from Nasdaq, the Company’s stockholders may not have the ability to liquidate their investments in the Common Stock as and when desired and the Company believes its ability to maintain analyst coverage, attractive investor interest, and have access to capital may become significantly diminished as a result.

Potential Effects of the Amendment

If the Board decides to implement the Reverse Split Amendment, the Company would communicate to the public, prior to the effective time of the Reverse Split Amendment, additional details regarding the Reverse Split Amendment (including the final reverse split ratio, as determined by the Board). By voting in favor of the Reverse Split Amendment, you are also expressly authorizing the Board to determine not to proceed with, and to defer or to abandon, the Reverse Split Amendment, in the Board’s sole discretion.

In determining whether to implement the Reverse Split Amendment following receipt of stockholder approval of the Reverse Split Amendment, and which reverse split ratio to implement, if any, the Board may consider, among other things, various factors, such as:

●	the Company’s ability to maintain its listing on Nasdaq;
●	the historical trading price and trading volume of the Common Stock;
●	the then-prevailing trading price and trading volume of the Common Stock and the expected impact of the reverse stock split on the trading market for the Common Stock in the short and long term;
●	which reverse split ratio would result in the greatest overall reduction in the Company’s administrative costs; and
●	prevailing general market and economic conditions.

Potential Reasons for the Reverse Stock Split

To increase the per share price of our Common stock and to maintain the Company’s Nasdaq Listing. As discussed above, the primary objective for effecting the reverse stock split, should our Board of Directors choose to effect one, would be to increase the per share price of our Common Stock and regain compliance with the Nasdaq Minimum Bid Price. Our Board of Directors believes that, should the appropriate circumstances arise, effecting the reverse stock split, could, among other things, help us to appeal to a broader range of investors, generate greater investor interest in the Company, and improve the perception of our Common Stock as an investment security. Our Common Stock is listed on Nasdaq and the continuing failure to comply with the Minimum Bid Price Requirement may be cured, if the closing share price is at least $1.00 per share, and the price remains at or above the level for at least the following 10 business days prior to December 19, 2022. The Nasdaq Staff retains discretion to extend this 10-business day period to determine that the Company has demonstrated an ability to maintain long-term compliance. The Board believes that reverse stock split may potentially assist us in achieving compliance with the Minimum Bid Price Requirement. The Company currently believes it is in compliance with all other applicable continued listing requirements of Nasdaq.

To potentially improve the liquidity of the Common Stock. A reverse stock split could allow a broader range of institutions to invest in the Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of the Common Stock and potentially decreasing the volatility of the Common Stock if institutions become long-term holders of the Common Stock. A reverse stock split could help increase analyst and broker interest in the Common Stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. Some investors, however, may view a reverse stock split negatively since it reduces the number of shares of Common Stock available in the public market. If the Reverse Split Amendment is approved and the Board believes that effecting the Reverse Split is in the best interests of the Company and its stockholders, the Board may effect this reverse stock split, regardless of whether the Company’s stock is at risk of delisting from Nasdaq, for purposes of enhancing the liquidity of the Common Stock and to facilitate capital raising.

Certain Risks Associated with a Reverse Stock Split

Reducing the number of outstanding shares of the Common Stock through the Reverse Split Amendment is intended, absent other factors, to increase the per share market price of the Common Stock. Other factors, however, such as the Company’s financial results, market conditions, the market perception of the Company’s business and other risks, including those set forth below and in the Company’s SEC filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2021, may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the reverse stock split or that the market price of the Common Stock will not decrease in the future.

The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Common Stock. As noted above, one purpose of the Reverse Split Amendment may be to maintain the average per share market closing price of the Common Stock above $1.00 per share in order to comply with Minimum Bid Price Requirement under Nasdaq Listing Rules or otherwise to seek an increased trading price. However, the effect of the reverse stock split upon the market price of the Common Stock cannot be predicted with any certainty and the Company cannot assure you that the reverse stock split will accomplish this objective for any meaningful period of time, or at all. The Board believes that a reverse stock split has the potential to increase the market price of the Common Stock so that the Company may be able to satisfy the Minimum Bid Price Requirement. However, the long- and short-term effect of the reverse stock split upon the market price of the Common Stock cannot be predicted with any certainty.

The Reverse Stock Split May Decrease the Liquidity of the Common Stock. The Board believes that the reverse stock split may result in an increase in the market price of the Common Stock, which could lead to increased interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders. However, the reverse stock split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for the Common Stock.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the reverse stock split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Common Stock following the reverse stock split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company. The reverse stock split may be viewed negatively by the market and, consequently, could lead to a decrease in the overall market capitalization of the Company. If the per share market price of the Common Stock does not increase in proportion to the reverse split ratio, then the value of the Company, as measured by the market capitalization of the Company, will be reduced.

Impact of a Reverse Stock Split If Implemented

A reverse stock split would affect all holders of Common Stock uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Reverse Split Amendment will be that:

●	the number of issued and outstanding shares of Common Stock (and any treasury shares) will be reduced proportionately based on the final reverse split ratio, as determined by the Board;
●	based on the final reverse split ratio, the per share exercise price of all outstanding options and warrants will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding options and warrants will be reduced proportionately; and
●	the number of shares reserved for issuance pursuant to any outstanding equity awards and any maximum number of shares with respect to which equity awards may be granted will be reduced proportionately based on the final reverse split ratio.

The Board does not intend for a reverse stock split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act. The actual number of shares outstanding after giving effect to the Reverse Split Amendment will depend on the reverse split ratio that is ultimately selected by the Board. The table below illustrates certain, but not all, possible reverse stock split ratios, together with the implied number of issued and outstanding shares of the Common Stock resulting from implementation of the Reverse Split based on 71,121,078 shares of the Common Stock outstanding as of September 1, 2022. The Reverse Stock Amendment will not affect the total number of authorized shares under our Certificate of Incorporation.

Example Ratios within Delegated Range of Ratios	Number of Authorized Shares of Common Stock	Implied Approximate Number of Issued and Outstanding Shares of Common Stock Following the Reverse Stock Split *
1-for-5	500,000,000	14,224,215
1-for-10	500,000,000	7,112,107
1-for-20	500,000,000	3,556,053
1-for-50	500,000,000	1,422,421

*Excludes the effect of fractional share treatment.

Effects of the Reverse Stock Split

Management does not anticipate that the Company’s financial condition, the percentage ownership of Common Stock by management, the number of the Company’s stockholders or any aspect of the Company’s operations will materially change as a direct result of the Reverse Split Amendment. Because the Reverse Split Amendment will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock or to convert other securities into Common Stock the proposed Reverse Split Amendment will not alter the relative rights and preferences of existing stockholders, except to the extent the reverse stock split will result in fractional shares, as discussed in more detail below.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split Amendment will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq (other than to the extent it facilitates compliance with Nasdaq continued listing standards). Following the reverse stock split, the Common Stock will continue to be listed on Nasdaq, although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures, or CUSIP, number.

The rights of the holders of the Common Stock will not be affected by the Reverse Split Amendment, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the effectiveness of the Reverse Split Amendment will generally continue to hold 2% of the voting power of the outstanding shares of the Common Stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the Reverse Split Amendment (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Split Amendment may result in some stockholders owning “odd lots” of less than 100 shares of the Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are likely to be outweighed by the benefits of the Reverse Split Amendment.

Effectiveness of Reverse Stock Split. The Reverse Split Amendment, if approved by the Company’s stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of the Reverse Split Amendment with the Secretary of State of the State of Delaware, which would take place, if at all, at the Board’s discretion. The exact timing of the filing of the Reverse Split Amendment, if filed, would be determined by the Board based on its evaluation as to when and if such action will be the most advantageous to the Company and the Company’s stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect to defer or not to proceed with the reverse stock split if, at any time prior to filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests or the best interests of its stockholders to proceed with the reverse stock split.

Effect on Par Value; Reduction in Stated Capital. The proposed Reverse Split Amendment will not affect the par value of the Company’s stock, which will remain at $0.001 per share of Common Stock. As a result, the stated capital on the Company’s balance sheet attributable to its Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the reverse stock split ratio selected by the Board. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between its stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged.

No Appraisal Rights. Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in the Reverse Split Amendment, and the Company will not independently provide its stockholders with any such rights.

Fractional Shares. The Company does not intend to issue fractional shares in connection with the reverse stock split. The Company currently anticipates that it will cause its exchange agent to aggregate all fractional share interests following the reverse stock split, sell the aggregated fractional shares interests into the market and allocate and distribute the net proceeds received from such sale (reduced by any customary brokerage fees, commissions and other expenses) among the stockholders who would otherwise hold a fractional share interest as a result of the reverse stock split on a pro rata basis. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment for their fractional share interest is received. After the reverse stock split is effected, a stockholder will have no further interest in the Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except to receive the above-described cash payment. Although the Company will pay any brokerage fees, commissions and other expenses related to the exchange agent’s selling in the open market shares that would otherwise be fractional shares, as described above, such expenses will reduce the cash amounts to be paid to stockholders in lieu of the receipt of fractional shares. Stockholders should be aware that under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Stockholders otherwise entitled to receive such funds, who have not received them, will have to seek to obtain such funds directly from the jurisdiction to which they were paid.

Accordingly, a reverse stock split may not achieve all of the desired results outlined above. Our Board of Directors considered all of the foregoing factors and unanimously approved and recommended stockholder approval of this Proposal 3, including the Reverse Split Amendment.

As noted above, even if stockholders approve the Reverse Split Amendment, our Board of Directors reserves the right to effect the Reverse Split Amendment if our Board of Directors does not deem it to be in the best interest of the Company or its stockholders at this time.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE REVERSE STOCK SPLIT

The following is a general summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of the reverse stock split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. The Company has not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the tax considerations discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders that hold common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, U.S. federal estate or gift tax laws, or any tax treaties. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

●	a bank, insurance company or other financial institution;
●	a tax-exempt or a governmental organization;
●	a real estate investment trust;
●	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);
●	a regulated investment company or a mutual fund;
●	a dealer or broker in stocks and securities, or currencies;
●	a trader in securities that elects mark-to-market treatment;
●	a holder of common stock that received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;
●	a person who holds common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;
●	a corporation that accumulates earnings to avoid U.S. federal income tax;
●	a person whose functional currency is not the U.S. dollar;
●	a U.S. holder who holds common stock through non-U.S. brokers or other non-U.S. intermediaries;
●	a person subject to Section 451(b) of the Code; or
●	a former citizen or long-term resident of the United States subject to Section 877 or 877A of the Code.

If a partnership, or any entity (or arrangement) treated as a partnership for U.S. federal income tax purposes, holds common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. A partner in a partnership holding common stock should consult its own tax advisor about the U.S. federal income tax consequences of the reverse stock split.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;
●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, whose income is subject to U.S. federal income tax regardless of its source; or
●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Tax Consequences of the Reverse Stock Split Generally

The reverse stock split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of common stock generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of common stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of common stock), and such U.S. holder’s holding period in the shares of common stock received should include the holding period in the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the reverse stock split. U.S. holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of common stock that receives cash in lieu of a fractional share of common stock pursuant to the reverse stock split should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for common stock surrendered exceeds one year at the effective time of the reverse stock split. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of common stock pursuant to the reverse stock split may be subject to information reporting and may be subject to U.S. backup withholding (currently at 24%) unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Required Vote

To be approved, Proposal 3, the Reverse Split Amendment, must receive “For” votes from a majority of the outstanding common stock entitled to vote thereon. This means that if you abstain from voting on this proposal, your vote will have the same effect as a vote against this proposal. Broker non-votes will also have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 3.

EXECUTIVE OFFICERS

The following table sets forth information concerning the Company’s executive officers:

Name	Age	Position
Daniel S. Goldberger	64	Chief Executive Officer, Director
Brian Posner	60	Chief Financial Officer

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the Company’s executive officer who is not currently a director. Information with respect to the Company’s Chief Executive Officer, Daniel S. Goldberger, is set forth above in “Nominees For Class I Directors (Terms Expiring in 2025).

Brian Posner

Brian Posner, 60, has served as the Company’s Chief Financial Officer since April 2019. He joined the Company from Cellectar Biosciences, where he most recently served as chief financial officer from April 2018 to March 2019. Prior to Cellectar, Mr. Posner was chief financial officer at Alliqua BioMedical from 2013 to 2018, chief financial officer at Ocean Power Technologies from 2010 to 2013 and chief financial officer at Power Medical Interventions in 2009. Before such time, Mr. Posner spent nine years at Pharmacopeia from 1999 to 2008, where he served as director of finance before serving as chief financial officer from 2006 to 2008 upon Pharmacopeia’s acquisition by Ligand Pharmaceuticals. Before his employment with Pharmacopeia, Mr. Posner was chief financial officer and vice president of operations at Photosynthetic Harvest, a start-up biotechnology company, and regional chief financial officer at Omnicare. Mr. Posner began his career as an audit supervisor at Coopers & Lybrand, which merged with Price Waterhouse to become PricewaterhouseCoopers. Mr. Posner earned an MBA in Managerial Accounting from Pace University’s Lubin School of Business and a BA in Accounting from Queens College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s shares of common stock as of September 1, 2022 for:

•	each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% of its shares of common stock;

•	each of the Company’s named executive officers;

•	each of the Company’s directors; and

•	all of the Company’s current executive officers and directors as a group.

The percentage ownership information is based upon 71,121,078 of common stock outstanding as of September 1, 2022. The Company has determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options, restricted and deferred stock units, restricted stock awards or warrants that were outstanding on September 1, 2022 and which are exercisable on or before November 1, 2022, which is 60 days after September 1, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options, restricted and deferred stock units, restricted stock awards or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o electroCore, Inc., 200 Forge Way, Suite 205, Rockaway, NJ 07866.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Principal Stockholders:
AWM Investment Company, Inc. (1)	4,655,747	6.5%
Named Executive Officers and Directors:
Peter Cuneo(2)	192,568	*
Joseph P. Errico(3)	3,854,460	5.4%
Thomas J. Errico, M.D.(4)	3,271,313	4.6%
John P. Gandolfo(5)	188,510	*
Daniel S. Goldberger(6)	1,023,027	1.4
Julie A. Goldstein (7)	489,379	*
Trevor J. Moody(8)	470,799	*
Thomas M. Patton(9)	169,510	*
Brian Posner(10)	303,429	*
Patricia Wilber (11)	29,167	*
All current directors and named executive officers as a group (10 persons)	8,277,438	11.4%

*Denotes less than one percent.

1.	Based on a Schedule 13G filed on February 11, 2022. The address of AWM Investment Company, Inc. is 527 Madison Avenue, Suite 2600, New York, NY 10022.

2.	Represents 192,568 options to purchase shares of common stock.

3.	Represents 1,152,500 shares of common stock held directly by Mr. Errico and his individual retirement account; 266,350 shares of common stock held directly by Mr. Errico’s spouse, minor children and a trust for the benefit of Mr. Errico’s spouse and minor children; 246,801 shares of common stock and warrants held for the benefit of Mr. Errico and his spouse, minor children and a trust for their benefit indirectly by CV II, CV IV and certain other entities controlled by Joseph P. Errico and Dr. Thomas J. Errico (the “Other Entities”); and 623,699options to purchase shares of common stock, 1,606 restricted stock units, and 119,501 deferred stock units held directly by Mr. Errico. Also includes an additional 1,932,687 shares and warrants held by CV II, CV IV, and the Other Entities for the benefit of persons other than Mr. Errico. Mr. Errico serves as a manager of CV II, CV IV, and certain of the Other Entities and has or shares voting control over such shares and warrants with Thomas J. Errico, M.D.

4.	Represents 1,183,752 shares of common stock held directly by Dr. Errico; 19,454 shares of common stock held directly by a trust for the benefit of Dr. Errico’s family members; 52,661 shares of common stock and warrants held for the benefit of Dr. Errico indirectly by CV II, CV IV, and the Other Entities; and 210,261 options to purchase shares of common stock, and 8,889deferred stock units held directly by Dr. Errico. Also includes an additional 2,126,827 shares and warrants held by CV II, CV IV, and the Other Entities for the benefit of persons other than Dr. Errico. Dr. Errico serves as a manager of CV II, CV IV, and certain of the Other Entities and has or shares voting control over such shares and warrants with Joseph P. Errico.

5.	Represents 19,000 shares of common stock and 169,510 deferred stock units.

6.	Represents 328,516 shares of common stock, 640,748 options to purchase shares of common stock, and 53,763 restricted stock units.

7.	Represents 29,167deferred stock units and 460,212 shares of common stock.

8.	Represents 467,965 shares of common stock and 2,834 options to purchase shares of common stock.

9.	Represents 144,510 shares of common stock and 25,000 restricted stock units.

10.	Represents 96,555 shares of common stock and 206,874 options to purchase shares of common stock.

11.	Represents 29,167 deferred stock units.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s shares of common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

The Company is currently an emerging growth company and is thus subject to the scaled reporting rules applicable to emerging growth companies. The following section describes, under such scaled reporting rules, the compensation the Company paid to its named executive officers for 2021. The following section and notes set forth information for the fiscal years ended December 31, 2021 and 2020, concerning the compensation awarded to, earned by or paid to: (i) our principal executive officer during the fiscal year ended December 31, 2021, and (ii) the most highly compensated executive officer, other than the principal executive officer, during the fiscal year ended December 31, 2021 (collectively, the “NEOs”). The Company’s only executive officers are its Chief Executive Officer and its Chief Financial Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-equity incentive plan compensation ($)	All Other Compensation ($)(3)	Total ($)
Daniel S. Goldberger	2021	525,000	262,000	-	493,669	-	23,670	1,304,838
Chief Executive Officer	2020	500,000	300,000	-	-	-	119,637	919,636

Brian Posner	2021	365,000	146,000	-	301,175	-	23,280	835,455
Chief Financial Officer	2020	341,667	238,000	-	96,653	-	21,950	698,270

1.       Bonuses in this column represent discretionary (or in the case of Daniel S. Goldberger’s bonus for 2020, contractual) cash bonuses approved by the Board and/or compensation committee of the Board for 2021 or 2020, as applicable. Daniel Goldberger’s bonus in respect of 2020 was paid in 112,781 shares of Company’s stock in lieu of cash. $100,000 of the 2020 bonus amount for Brian Posner represents a retention bonus awarded in 2020 and earned and paid in 2021 and $138,000 of such amount represents a bonus in respect of 2020.

2.       Includes the value of stock options determined using the grant date fair value computed in accordance with FASB ASC 718. See Note 16 to the consolidated financial statements of the Company for the fiscal year ended December 31, 2021 in the Form 10-K filed by the Company on March 10, 2022 and as amended on Form 10-K/A on May 2, 2022, for additional description of the assumptions used in the valuation. Amounts in this column do not reflect the actual economic value that may be realized by the applicable NEO.

3.       These amounts consist of (i) payments of health care premiums, contributions to health savings accounts, and employer 401(k) contributions, and (ii) a one-time moving allowance paid in 2020, with respect to Daniel S. Goldberger .

NARRATIVE TO SUMMARY COMPENSATION TABLE

Executive Compensation Philosophy

The Company reviews compensation annually for all employees, including its NEOs. The Company’s compensation philosophy is centered around two key tenets: (1) building long-term value for the Company’s stockholders, and (2) driving employee engagement. To that end, the Company’s executive compensation program is grounded in the following principles:

Attraction and Engagement	Enable the Company to attract highly-talented people with exceptional leadership capabilities and engage high-caliber talent.

Competitiveness	Provide total compensation opportunity levels that are competitive with those being offered to individuals holding comparable positions at other companies with which the Company competes for business and leadership talent.

Stockholder Alignment	Deliver majority of compensation through pay elements that are designed to create long-term value for the Company’s stockholders, as well as foster a culture of ownership.

The Decision-Making Process

In establishing NEO compensation (base salaries, bonuses and annual equity incentive awards), the Company considers the following:

•	the relative importance of each NEO’s role and responsibilities;

•	how the NEO has performed relative to these roles and responsibilities;

•	overall company performance; and

•	compensation for comparable positions in the market (as defined by a combination of identified industry comparables and industry/size-specific survey data).

The compensation committee oversees the executive compensation program for the Company’s NEOs. The committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year and ensures that the executive compensation program supports the Company’s business goals and aligns with stockholder interests.

The Board has historically determined the Company’s executives’ compensation. Since the IPO, the compensation committee was tasked with the review and approval of compensation for all executive officers other than the CEO. The Company’s compensation committee typically reviews and discusses management’s proposed compensation with the CEO for all executives other than the CEO.

For the CEO, the compensation committee reviews and recommends to the Board for approval annual compensation targets and associated performance goals. Based on those discussions and after receiving recommendations from the compensation committee, the Board, in its discretion and without members of management present, discusses and ultimately approves the compensation of the Company’s CEO.

In 2020, the compensation committee retained Pearl Meyer to assist in evaluating, from time to time, the Company’s executive compensation program. Pearl Meyer’s engagement included assisting the compensation committee with the selection of a peer group of companies for benchmarking the Company’s existing executive compensation, including its equity incentive plan and option granting practices. In 2020, Pearl Meyer presented the compensation committee with an updated competitive compensation analysis of the NEOs and other senior executives versus the Company’s updated peer group. The compensation consultant serves at the pleasure of the compensation committee and the compensation consultant’s fees are approved by the compensation committee. During the year ended December 31, 2021, the compensation committee in its discretion did not engage a compensation consultant.

Annual Base Salary

For 2021, Mr. Goldberger received a base salary of $525,000 per annum, which was increased to $556,500 for 2022, and Mr. Posner received a base salary of $365,000 per annum, which was increased to $387,000 for 2022.

Annual Bonus

The Company offers its NEOs the opportunity to earn annual discretionary cash bonuses, as determined by the Board or the compensation committee annually at their discretion. Actual bonus amounts for the Company’s NEOs are determined by its compensation committee after consideration of the Chief Executive Officer’s recommendations (except with respect to his individual bonus). The Company’s Chief Executive Officer makes recommendations to the compensation committee regarding annual bonus payouts for the executive officers other than himself and does not participate in any discussions with the compensation committee regarding his own compensation.

For 2021, annual bonuses were based on such factors as the Board and the compensation committee deemed appropriate, including a variety of individual and Company priorities and objectives relating to 2021, as well as the individual NEO’s performance as it related to his area of responsibility.

Long-Term Incentives

The Company’s equity-based incentive awards are designed to align the Company’s interests with those of its employees and consultants, including its executive officers. The Company’s compensation committee is responsible for approving equity grants for executive officers other than the CEO. As noted above, CEO equity awards are recommended by the compensation committee for approval by the Board. The Company’s executives generally are awarded an initial new hire grant upon commencement of employment.

Following the IPO, all employee equity awards have been granted pursuant to the 2018 Omnibus Incentive Compensation Plan. All options are granted with a per share exercise price equal to no less than the closing price of the common stock on the Nasdaq Stock Market on or immediately prior to the date of grant. Both time-vested stock options and restricted stock generally vest over a four-year period.

Equity Compensation

The Company generally has granted equity awards to its employees, including its NEOs, as the long-term incentive component of its compensation program.

On January 25, 2021, Mr. Goldberger received an incentive award of 270,000 options to purchase shares of common stock, at an exercise price of $2.66 per share. One-fourth of the options vest on each of the first four anniversaries of the date of grant, subject to Mr. Goldberger’s continued employment with the Company on the applicable vesting dates.

On January 17, 2022, Mr. Goldberger received an incentive award of 250,000 options to purchase shares of common stock, at an exercise price of $0.77 per share. One-third of the options vest on each of the first three anniversaries of the date of grant, subject to Mr. Goldberger’s continued employment with the Company on the applicable vesting dates.

On June 12, 2020, Mr. Posner received a grant of 105,000 options with an exercise price of $1.40. One-fourth of the options vest on each of the first four anniversaries of the grant date, subject to Mr. Posner’s continued employment with the Company on the applicable vesting dates.

On January 18, 2021, Mr. Posner received an incentive award of 250,000 options to purchase shares of common stock, at an exercise price of $1.77 per share. One-fourth of the options vest on each of the first four anniversaries of the grant date, subject to Mr. Posner’s continued employment with the Company on the applicable vesting dates.

On January 14, 2022, Mr. Posner received an incentive award of 100,000 options to purchase shares of common stock, at an exercise price of $0.77 per share. One-third of the option vests on each of the first three anniversaries of the grant date, subject to Mr. Posner’s continued employment with the Company on the applicable vesting dates.

Other Compensation and Benefits

The Company’s NEOs are eligible to participate in the Company’s employee benefit plans and programs, including medical and dental benefits and flexible spending accounts, to the same extent as the Company’s other full-time employees, subject to the terms and eligibility requirements of those plans. The Company also sponsors a 401(k) defined contribution plan in which its NEOs may participate, subject to limits imposed by the Internal Revenue Code, to the same extent as its other full-time employees. Currently, the Company does not match any of the contributions made by participants in the 401(k) plan. These guidelines are overseen by the compensation committee and are subject to change from time to time.

Employment Agreements

The Company’s current executive officers are not party to employment agreements with a fixed term. They are employed on an at-will basis, subject to the terms of (i) their respective offer letters, and (ii) the Executive Severance Policy described below.

Daniel S. Goldberger

Pursuant to his Offer Letter (the “Goldberger Agreement”), Mr. Goldberger is entitled to an annual base salary of $500,000, which was increased to $525,000 for 2021 and to $565,000 in 2022. In addition, Mr. Goldberger is entitled to receive, subject to employment by the Company on the applicable date of bonus payout, an annual target discretionary bonus of up to 50% of his annual base salary, payable at the discretion of the Board or the compensation committee. Pursuant to the Goldberger Agreement, Mr. Goldberger is also eligible to receive healthcare benefits as may be provided from time to time by the Company to its employees generally, to participate in the Company’s 401(k) plan and to receive paid time off annually in accordance with the Company’s policies in effect from time to time.

Brian Posner

Pursuant to his Offer Letter (the “Posner Agreement”), Mr. Posner was entitled to an annual base salary of $325,000, which was increased to $365,000 in 2021 and to $387,000 in 2022. In addition, Mr. Posner is entitled to receive, subject to employment by the Company on the applicable date of bonus payout, an annual target discretionary bonus of up to 40% of his annual base salary, payable at the discretion of the Board or the compensation committee. Pursuant to the Posner Agreement, Mr. Posner is also eligible to receive healthcare benefits as may be provided from time to time by the Company to its employees generally, to participate in the Company’s 401(k) plan and to receive paid time off annually in accordance with the Company’s policies in effect from time to time.

OUTSTANDING EQUITY AWARDS AT END OF 2021

The following table provides information about outstanding options, units and stock awards issued by the Company held by each of the Company’s NEOs as of December 31, 2021. None of the Company’s NEOs held any other equity awards from the Company as of December 31, 2021.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Daniel S. Goldberger	382,166	382,165	$ 1.86	10/1/2029	10/1/2019	107,526	$ 62,365
	-	270,000	$ 2.66	1/25/2031	-	-	-

Brian M. Posner	72,187	32,813	$ 8.06	3/11/2029	-	-	-
	26,250	78,750	$ 1.40	6/12/2030	-	-	-
	-	250,000	$ 1.77	1/18/2031	-	-	-

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under the Company’s Executive Severance Policy, if the Company terminates an eligible member of its senior management team without “cause” or if the executive resigns for “good reason” (as those terms are defined below), the Company will provide the following severance benefits: (i) severance payment in an amount equal to six months of base salary (or one year of base salary and target bonus in the case of the Company’s Chief Executive Officer) payable in equal installments over the six-month or one-year period, as applicable, (ii) reimbursement of COBRA premiums for group health continuation coverage paid by the terminated executive for the duration of the “severance period” (as defined below), (iii) the unpaid annual incentive bonus, if any, for the year preceding the year in which the executive’s employment is terminated, payable when bonus payments are made to other members of the senior management team; and (iv) if the executive completed at least six months of service during the year in which his or her employment is terminated, the annual incentive bonus for the year in which the executive’s employment is terminated based on actual performance and prorated for the period of employment during such year through the executive’s termination of employment, payable when bonuses are paid for such year to other members of the senior management team. If the termination without cause or resignation for good reason occurs within two years after a “change in control” the Company will provide the following severance benefits in lieu of the benefits provided in the previous sentence: (i) a lump sum severance payment in an amount equal to one year of base salary (or one and one-half (1.5) years of the sum of base salary and target bonus in the case of the Company’s Chief Executive Officer), and (ii) reimbursement of COBRA premiums for group health continuation coverage paid by the terminated executive for the duration of the severance period, (iii) the unpaid annual incentive bonus, if any, for the year preceding the year in which the executive’s employment is terminated, payable when bonus payments are made to other members of the senior management team; and (iv) if the executive completed at least six months of service during the year in which his or her employment is terminated, the annual incentive bonus for the year in which the executive’s employment is terminated based on actual performance and prorated for the period of employment during such year through the executive’s termination of employment, payable when bonuses are paid for such year to other members of the senior management team; and (v) acceleration of vesting for all outstanding equity compensation and an extension of the period of time to exercise outstanding stock options and stock appreciation rights until the earlier of 150 days following the executive’s termination of employment or the original expiration date for such options or stock appreciation rights.

For purposes of the Executive Severance Policy, “cause” means any of the following: (a) the executive’s willful failure to fulfill, in any material respect, his or her duties and responsibilities to the Company (other than by reason of death, illness or disability); (b) the executive’s willful misconduct, gross negligence or willful acts of personal dishonesty in the performance of his or her duties to the Company that directly, materially and demonstrably impairs or damages the Company’s property, goodwill, reputation, business or finances; (c) the conviction of, or plea of nolo contendere by, the executive to, a felony or a crime involving moral turpitude that materially and demonstrably impairs or damages the Company’s property, goodwill, reputation, business or finances; (d) the executive’s commission of fraud or embezzlement against us; (e) the executive’s willful or intentional violation of any lawful policy that directly, materially and demonstrably impairs or damages the Company’s property, goodwill, reputation, business or finances; or (f) the executive’s breach of the terms of any confidentiality and assignment agreement, which contains restrictive covenants in favor of us.

For purposes of the Executive Severance Policy “good reason” means any of the following (a) any material reduction in the executives base annual compensation prior to a “change in control”; provided, however, that a reduction in the executives base annual compensation will not constitute “good reason” if the Company reduces the annual base compensation of all participants in the Executive Severance Policy on a substantially equivalent basis; (b) any material reduction in the executive’s base annual compensation during the period commencing on or after a “change in control” and ending on the second anniversary of a “change in control”; (c) any material diminution in the executive’s authority, duties, offices, title or responsibilities; or (d) a transfer of executive’s principal place of employment to a location that is more than 30 miles from the executive’s then current principal place of employment.

For purposes of the Executive Severance Policy, “severance period” means the number of months set forth in the table below based on the executive’s employment position at the time of his involuntary termination of employment that results in the executive’s termination for “good reason”:

Severance Period
Employment Position	Prior to a Change in Control or on or After the Second Anniversary of a Change in Control	Two-Year Period After a Change in Control
CEO:	12 months	18 months
All Other Participants:	6 months	12 months

In connection with the appointment of Mr. Posner as Chief Financial Officer effective April 2019, the Company agreed to increase (i) the severance period for Mr. Posner under the Executive Severance Policy from six months to 12 months, and (ii) the Severance Multiple (as defined in the Executive Severance Policy) payable to Mr. Posner from 0.5 to 1.0.

DIRECTOR COMPENSATION

The following table shows certain information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Total ($)
Michael G. Atieh*	60,000	112,835	—	172,835
Peter Cuneo	50,000	—	75,225	125,225
Thomas J. Errico, M.D.	52,500	—	75,225	127,725
Joseph P. Errico	64,500	75,222	—	139,722
John P. Gandolfo	45,000	75,222	—	120,222
Trevor J. Moody	55,000	75,222	—	130,222
Stephen L. Ondra, M.D.*	45,000	75,222	—	120,222
Thomas M. Patton	61,000	75,222	—	136,222

* Mr. Ondra resigned from the Board effective March 4, 2022. Mr. Atieh resigned from the Board effective June 8, 2022.

1.        Represents the grant date fair value of annual equity awards, granted on June 11, 2021, of 44,510 shares to Joseph P. Errico, John P. Gandolfo, Trevor J. Moody, Stephen L. Ondra, M.D., and Thomas M. Patton, and 66,766 shares to Michael G. Atieh. The awards were granted as either restricted stock units (“RSUs”) or deferred stock units (“DSUs”). Amounts in this column do not reflect the actual economic value that may be realized by the applicable non-employee director.

2.        Annual equity awards vest in 12 equal monthly installments from the grant date, provided that such grants shall become fully vested on (i) the one-year anniversary of the grant date and (ii) the close of business one business day prior to the Company’s next annual stockholder meeting following the grant date, whichever is earlier, subject to the grantee’s continued service to the Company on the applicable vesting date and earlier vesting upon a change of control of the Company.

3.        Represents grant date fair value of annual equity awards granted to Peter Cuneo and Thomas J. Errico, M.D. on June 11, 2021, of 67,568 options with an exercise price of $1.69 per share. The grant date fair value was computed in accordance with FASB ASC 718. See Note 16 to the consolidated financial statements in the Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 2021, filed by the Company on March 10, 2022, and as amended on Form 10-K/A on May 2, 2022, for a description of the assumptions used in valuing these options. Amounts in this column do not reflect the actual economic value that may be realized by the applicable nonemployee director.

The Company’s Director Compensation Policy is intended to provide a total compensation package that enables the Company to attract and retain qualified and experienced individuals to serve as directors and to align its directors’ interests with those of its stockholders. In June 2019, the Company suspended all cash payments under its Director Compensation Policy and the directors did not receive cash payments that they would otherwise receive under the Company’s Director Compensation Policy. Effective January 1, 2021, the Company reinstated cash payments under its Director Compensation Policy.

Annual Cash Compensation

The Company pays each of its non-employee directors a cash retainer for service on the Board. The chairman of the Board and of each committee receives an additional retainer for such service. These retainers are payable in quarterly installments on the 15th day of the second month of each calendar quarter, provided that no payment will be made to any director who is no longer serving as a non-employee member of the Board on the relevant payment date. Effective January 1, 2022, the retainers paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

Annual Board Service Retainer
All non-employee directors	$47,000
Non-executive Chairman of the Board	$67,000
Annual Committee Chair Service Retainer
Chair of the Audit Committee	$17,000
Chair of the Compensation Committee	$11,000
Chair of the Nominating & Governance Committee	$8,000

Each member of the Board is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.

Annual Equity Compensation

The equity compensation set forth below is granted under the 2018 Plan. All stock options granted under this plan and the Director Compensation Policy are nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value (as defined in the 2018 Plan) of the underlying shares of common stock on the date of grant, and a term of 10 years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the 2018 Plan).

Initial Equity Grant

Under the Director Compensation Policy each new non-employee director receives an inaugural equity grant valued at $150,000, subject to a cap of 150,000 shares underlying the applicable award of stock options, restricted stock units or deferred stock units. Each of Ms. Goldstein and Ms. Wilber received an initial equity award under the amended Director Compensation Policy in March 2022. As of September 16, 2022, the Board terminated the cap on future initial equity awards.

Annual Equity Grant

In 2021, on the date of the annual meeting, each non-employee director received an equity award valued at $75,000 as of the business day immediately preceding the date of grant with a cap of 75,000 shares, and the Board chair received an annual equity award valued at $112,500 with a cap of 112,500 shares. As of September 16, 2022, the Board terminated the cap on future annual equity awards.

The annual equity grants for 2022 are expected to be made as of the Annual Meeting to the non-employee directors other than Ms. Goldstein and Ms. Wilber who received inaugural grants in March 2022.

All such annual awards vest in 12 equal monthly installments on the next annual meeting of stockholders, subject to earlier vesting in the case of a change of control (as defined in the 2018 Plan).

Non-Employee Director Equity Outstanding at 2021 Year End

The table below shows the number of vested and unvested options, restricted stock units, deferred stock units and restricted stock, by grant date, held as of December 31, 2021 by each of the Company’s non-employee directors during the year ended December 31, 2021.

	Option Awards						Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date (1)	Award Grant Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
Michael G. Atieh	63,291	-	-	2.24	6/7/2019	6/7/2029	6/11/2021	33,383(1)	19,362
Peter Cuneo	83,333	66,667(2)	66,667	0.77	4/2/2020	4/2/2030	-	-	-
	33,784	33,784 (1)	33,784	1.69	6/11/2021	6/11/2031	-	-	-
Joseph P. Errico	464,703	66,148(3)	66,148	15.00	6/21/2018	6/12/2028	4/1/2019	9,640(4)	5,591
	66,320	39,792(4)	39,792	6.72	4/1/2019	4/1/2029	6/12/2021	22,255(1)	12,908
Thomas J. Errico, M.D.	4,402	-	-	15.00	6/21/2018	6/22/2028	-	-	-
	63,291	-	-	2.24	6/7/2019	6/7/2029	-	-	-
	75,000	-	-	0.99	6/12/2020	6/12/2030	-	-	-
	33,784	33,784 (1)	33,784	1.69	6/11/2021	6/11/2031	-	-	-
John P. Gandolfo	-	-	-	-	-	-	4/2/2020	66,667(2)	38,667
	-	-	-	-	-	-	6/11/2021	22,255 (1)	12,908
Trevor J. Moody	2,375	459(6)	459	15.00	6/21/2018	6/21/2028	6/11/2021	22,255(1)	12,908
Stephen L. Ondra, M.D.	22,850	-	-	15.00	6/21/2018	6/21/2028	6/12/2021	22,255(1)	12,908
	63,291	-	-	2.24	6/7/2019	6/7/2029
Thomas M. Patton*	-	-	-	-	-	-	4/2/2020	66,667(2)	38,667
	-	-	-	-	-	-	6/11/2021	22,255(1)	12,908

1.	Vests in monthly installments over a period of one year from the grant date.

2.	Vests in monthly installments over a period of three years from the grant date.

3.	Remaining unvested awards vest quarterly in three equal installments.

4.	Remaining unvested awards vest quarterly in six equal installments.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding the Company’s equity compensation plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	6,212,727	4.61	1,036,274
Equity compensation plans not approved by security holders	—	$—	—
Total	6,212,727	$4.61	1,036,274

In accordance with the terms of the 2018 Plan, effective January 1, 2022, the Board increased the numbers of shares available for issuance under the 2018 Plan by 2,000,000 shares of common stock, which was an amount equal to approximately 2.6% of the shares of common stock outstanding on a fully diluted basis as of December 31, 2021.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

The Company has adopted a written Code of Business Conduct & Ethics and a written Related Party Transaction Policy (collectively, the “Policies”) that set forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person includes directors, executive officers, beneficial owners of 5% or more of any class of the Company’s voting securities, immediate family members of any of the foregoing persons, and any entities in which any of the foregoing is an executive officer or is an owner of 5% or more ownership interest.

Under the Policies, if a transaction involving an amount in excess of $120,000 has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, information regarding the related person transaction must be reviewed and approved by the Company’s audit committee. Additionally, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company (i) was or is to be a participant, (ii) the amount involved exceeds $50,000 and is less than $120,000, and (iii) a related person had or will have a direct or indirect material interest will be deemed a required notice transaction and must be reported the Company’s Compliance Officer, who will report such transaction to the audit committee.

In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances including, but not limited to:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Related Party Transaction Policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee must review all relevant information available to it about such transaction, and that it may approve or ratify the related person transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.

Employee, Officer and Director Hedging

The Company has adopted a written Insider Trading Policy applicable to all directors, officers and employees. The policy prohibits subject individuals from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities.

CERTAIN RELATED PARTY TRANSACTIONS

Except for the transactions described in this section, there have been no transactions since January 1, 2020 involving an amount in excess of $120,000 to which the Company has been a participant and in which any of its directors, executive officers or holders of more than 5% of its share capital, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

On April 14, 2020, the Company sold an aggregate of 2,058,822 shares of common stock to the purchasers at a purchase price of $0.85 per share in a private placement (the “Private Placement”) for aggregate proceeds to the Company of $1.75 million. Each of the purchasers in the Private Placement was a member of the Board at the time or an affiliate thereof. The purchase agreement contained customary representations, warranties and covenants of the Company and the purchasers including certain registration rights. The table below summarizes the issuances of common stock to the related parties.

Purchaser	Investment Amount	Common Stock Purchased
Tullis Growth Fund II LP (1)	$1,500,000	1,764,705
Trevor J. Moody	$100,000	117,647
Thomas J. Errico, M.D.	$150,000	176,470

(1)	Tullis Growth Fund II LP may be deemed to be an affiliate of James L.L. Tullis, a former member of the Board.

On June 30, 2021, the Company entered into an underwriting agreement in connection with the Company’s public offering of 20,700,000 shares of common stock at a purchase price of $1.00 per share. The offering closed on July 2, 2021.

The table below summarizes the issuances of common stock to the related parties in the offering.

Purchaser	Investment Amount	Common Stock Purchased
Daniel S. Goldberger	$50,000	50,000
Trevor J. Moody	$100,000	100,000
Thomas J. Errico, M.D.	$50,000	50,000

Indemnification Agreements

The Company’s bylaws contain provisions limiting the liability of directors and providing that the Company will indemnify each of its directors to the fullest extent permitted under the General Corporation Law of the State of Delaware or any other applicable law. The Company’s bylaws also provide the Board with discretion to indemnify the Company’s officers and employees when determined appropriate by the Board.

In addition, the Company has entered and expect to continue to enter into agreements to indemnify its non-employee directors as determined by the Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Company believes that these provisions in its governing documents and indemnification agreements are necessary to attract and retain qualified persons as directors. The Company also maintains customary directors’ and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” the Company’s notice of Internet availability of proxy materials. A single set of notices will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to electroCore, Inc., Attn: Corporate Secretary, 200 Forge Way, Suite 205, Rockaway, NJ 07866. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ADDITIONAL INFORMATION

You can obtain a copy of the Company’s Annual Report on Form 10-K including Form 10-K/A filed on May 2, 2021, for the fiscal year ended December 31, 2021 from the SEC’s website at http://www.sec.gov, or without charge upon written request to: electroCore, Inc., Attn: Corporate Secretary, 200 Forge Way, Suite 205, Rockaway, NJ 07866.

NEXT YEAR’S ANNUAL MEETING

Stockholder Proposals for Inclusion in the Proxy Materials for the 2023 Annual Meeting of Stockholders

For stockholders to present proper proposals (other than nominations of directors) for inclusion in our proxy materials for the 2023 annual meeting of stockholders on a timely basis, the relevant information must be received by the Company’s Corporate Secretary at the principal executive offices of the Company, 200 Forge Way, Suite 205, Rockaway, NJ 07866, on or before June 14, 2023; provided that in the event that the date of the 2023 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of this year’s annual meeting, the relevant information must be received by the Company no later than the deadline set forth in a public announcement made by the Company, which deadline will be a reasonable time after that public announcement and a reasonable time before the Company begins to print and send its proxy materials for the 2023 annual meeting. All such proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of the stockholder proposals in company-sponsored proxy materials.

Stockholder Proposals for Consideration at the 2023 Annual Meeting of Stockholders, but not for Inclusion in the Proxy Materials

The Company’s amended and restated bylaws also require advanced notice of any stockholder proposal to be proposed, but not included in our proxy materials for the 2023 annual meeting (other than the nomination of candidates for election as a director). Any stockholder considering such a proposal should carefully review the Company’s amended and restated bylaws, which describe the timing, procedural and substantive requirements for such proposal. Proposals of matters for consideration at the 2023 annual meeting of stockholders, but not for inclusion in the proxy materials, must be received no earlier than August 4, 2023 and no later than September 3, 2023; provided that in the event that the date of the 2023 annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, notice by a stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

Director Nominations by a Stockholder without Soliciting Proxies for the 2023 Annual Meeting of Stockholders

The Company’s amended and restated bylaws also require advanced notice of any stockholder proposal for nomination of candidates for election as a director. Any stockholder considering a proposal for nomination of candidates for election as a director should carefully review the Company’s amended and restated bylaws, which describe the timing, procedural and substantive requirements for such proposal. Proposals for director nominations must be received no earlier than August 4, 2023 and no later than September 3, 2023; provided that in the event that the date of the 2023 annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, notice by a stockholder to be timely must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

Director Nominations by a Stockholder Intending to Solicit Proxies for the 2023 Annual Meeting of Stockholders

In addition to satisfying all the requirements under the Company’s bylaws, to comply with the SEC’s new universal proxy rules for the Company’s 2023 annual meeting, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act no later than October 3, 2023 provided that the date of the meeting has not changed by more than 30 calendar days. If such meeting date is changed by more than 30 days, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

General Requirements

Any proposal must be delivered to, or mailed and received by, the Company’s Corporate Secretary at the principal executive offices of the Company, in writing and in proper form, and must set forth the information required by the Company’s amended and restated bylaws and applicable requirements under the Exchange Act rules described above. Any adjournment or postponement of an annual meeting for which notice or a public announcement has been given or made shall not commence a new time period (or extend any time period) for the giving of any stockholder’s notice as described in this section entitled “Next Year’s Annual Meeting.”

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Dated: October 11, 2022

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF ELECTROCORE, INC.

electroCore, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is electroCore, Inc.

2. The Certificate of Incorporation of the Corporation is amended by adding the following new paragraph to the end of Article IV, Section C:

6. Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Certificate of Incorporation, as amended, pursuant to the Delaware General Corporation Law, each [____] ([_]) shares of the Common Stock issued immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, $0.001 par value per share (the “New Common Stock”), without any action by the holder thereof (the “Reverse Stock Split”). No fractional shares of New Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a book entry position which formerly represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of New Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of New Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the New Common Stock on The Nasdaq Stock Market LLC at the close of business on the date prior to the Effective Time. Each book entry position that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such book entry position shall have been reclassified and combined; provided, that each person holding of record a book entry position that represented shares of Old Common Stock shall receive, a new book entry position evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.

3. This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall become effective as of 12:01 a.m., Eastern Time on _____ __, 20__.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [___] day of [___], 20__.

A-1

VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/1/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

ELECTROCORE, INC. 200 Forge Way, Suite 205, Rockaway, NJ 07866	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all such materials via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-579-1639
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/1/2022. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope the Company has provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

A-2

ELECTROCORE, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 1, 2022 for shares held directly and by 11:59 p.m. Eastern Time on November 30, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ECOR2022

Use the Internet to access the virtual annual meeting. Have the 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 1, 2022 for shares held directly and by 11:59 p.m. Eastern Time on November 30, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ELECTROCORE, INC.

The Board of Directors recommends you vote FOR each director:

1.	Election of directors until the 2025 Annual Meeting.

	Nominees:	For	Against	Abstain

	1a. Daniel S. Goldberger	☐	☐	☐

	1b. Julie A. Goldstein	☐	☐	☐

	1c. Patricia Wilber	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:						For	Against	Abstain

2.	Ratification of appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.					☐	☐	☐

3.	Approval of an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the outstanding shares of common stock of the Company by a ratio within a range of one-for-5 to one-for-50 (or any whole number in between), the implementation and timing of which shall be subject to the discretion of the Board of Directors.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Form 10-K are available at www.proxyvote.com.

ELECTROCORE, INC.

Annual Meeting of Stockholders

December 2, 2022 9:00 AM

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Daniel Goldberger and Brian Posner or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of electroCore, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, virtually via the Internet at www.virtualshareholdermeeting.com/ECOR2022 and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponements thereof.

Continued and to be signed on reverse side